As filed with the Securities and Exchange Commission on November 6, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ProPetro Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	1389	26-3685382
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1706 S. Midkiff, Bldg. B

Midland, Texas 79701

(432) 688-0012

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dale Redman

Chief Executive Officer

1706 S. Midkiff, Bldg. B

Midland, Texas 79701

(432) 688-0012

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan J. Maierson Thomas G. Brandt Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	Alan Beck Douglas E. McWilliams Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-221304

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	2,300,000	$15.50	$35,650,000	$4,438.43
(1)

Represents only the additional number of shares of common stock being registered and includes shares of common stock issuable upon exercise of Goldman Sachs & Co. LLC’s option to purchase additional shares of common stock. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-221304).

(2)		Based on the public offering price.
(3)

The Registrant has previously paid $22,465 for the registration of $180,435,000 of proposed maximum aggregate offering price in the filing of the Registration Statement on November 2, 2017 (File No. 333-221304). The Registrant certifies to the Securities and Exchange Commission that it has instructed its bank to pay the Commission the filing fee set forth above for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on November 7, 2017), that it will not revoke such instructions, and that it has sufficient funds in such account to cover the amount of such filing fee.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed with respect to the registration of additional shares of common stock of ProPetro Holding Corp., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-221304), initially filed by ProPetro Holding Corp. with the Securities and Exchange Commission on November 2, 2017, and which was declared effective on November 6, 2017, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

Information Not Required in Prospectus

Item 16.                           Exhibits

All exhibits previously filed or incorporated by reference in the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-221304), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit number	Description

5.1	Opinion of Latham & Watkins LLP as to the legality of the securities being registered

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1	Powers of Attorney (included on Page II-VIII of the Registration Statement on Form S-1 (File No. 333-221304) filed on November 2, 2017)

EXHIBIT INDEX

All exhibits previously filed or incorporated by reference in the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-221304), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit number	Description

5.1	Opinion of Latham & Watkins LLP as to the legality of the securities being registered

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1	Powers of Attorney (included on Page II-VIII of the Registration Statement on Form S-1 (File No. 333-221304) filed on November 2, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, Texas, on November 6, 2017.

ProPetro Holding Corp.

By:	/s/ Dale Redman
Dale Redman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 6, 2017.

Signature	Title

/s/ Dale Redman	Chief Executive Officer and Director
Dale Redman	(Principal Executive Officer)

/s/ Jeff Smith	Chief Financial Officer
Jeff Smith	(Principal Financial Officer)

*	Chief Accounting Officer
Ian Denholm	(Principal Accounting Officer)

*
Spencer D. Armour, III	Director

*
Steven Beal	Director

*
Schuyler E. Coppedge	Director

*
Alan E. Douglas	Director

*
Stephen Herman	Director

*
Matthew H. Himler	Director

*
Peter Labbat	Director

*
Chris Leininger		Director

*
Jack B. Moore		Director

* By:	/s/ Jeff Smith
Jeff Smith
Attorney-in-fact